EXHIBIT 10.1

LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is made as of November 4, 2005, by and among Adsero Corporation, a Delaware corporation (“Borrower”), Turbon International Inc., a Pennsylvania corporation (“Lender”) and Teckn-O-Laser Global Company, a Nova Scotia Unlimited Liability Company and wholly owned subsidiary of Borrower (“Guarantor”).

RECITALS

1.

Borrower has requested that Lender loan money to Borrower in the form of a term loan in the amount of $2,800,000.00, in order to fund Borrower’s purchase of shares of common stock of the ultimate parent corporation of Lender, Turbon A.G., a German corporation (“Turbon”), pursuant to separate agreement;

2.

Borrower has also requested that Lender loan money to Borrower in the form of a line of credit in an amount not to exceed $2,800,000.00, in order to fund the purchase by Borrower of products from Lender; and

3.

Lender is willing to make such loans available as requested by Borrower, upon and subject to the terms and conditions set forth in this Agreement, including, without limitation,  as a material inducement to the making of these loans, a guaranty of loans by Guarantor.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, Borrower, Lender and Guarantor agree as follows:

1.	TERMS OF TERM BORROWING

1.01	Term Loan. Subject to the following terms and conditions, Lender agrees to provide a term loan to Borrower (the “Term Loan”) in the amount of $2,800,000.00.

1.02

Note. Borrower’s indebtedness to Lender for the amount borrowed under the Term Loan and for interest accrued thereon shall be evidenced by Borrower’s term promissory note to Lender, a form of which is attached hereto as Exhibit A (the “Term Note”).

1.03

Interest. Borrower agrees to pay interest on the Term Loan from time to time at the annual rate of five percent (5%), as more fully provided in the Term Note. Accrued interest shall be due and payable (i) on the last day of each quarter, (ii) at final maturity of the Term Loan, and (iii) on demand after such maturity. After the occurrence of an Event of Default, as defined in Section 6 below, and until such time that such Event of Default

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is cured, or after maturity or any acceleration of maturity of the Term Note, at Lender’s option, the interest rate applicable to the Term Note may be increased by 4 percent per annum and Borrower agrees to pay any such increased interest

1.04

Repayment of Principal. Borrower agrees to repay the Term Loan made hereunder in one final installment, comprising all then unpaid principal and accrued interest, at the final maturity date of the Term Loan, which will be October 31, 2008 (the “Maturity Date”), subject to acceleration upon the occurrence of an Event of Default. All or any part of the Loan may be repaid prior to the Maturity Date without penalty but may not be re-borrowed. Payments shall be applied by Lender first to interest and then to principal.

2.	TERMS OF LINE OF CREDIT BORROWING

2.01

Line of Credit. Subject to the following terms and conditions, Lender agrees to provide a line of credit to Borrower (the “Line of Credit”) up to the amount of $2,800,000.00, which borrowing shall be evidenced by one or more loan advance requests by Borrower to Lender, under such terms or conditions as Lender may reasonably request of Borrower from time to time and in any event only for the purpose of Borrower’s purchase of products from Lender and its subsidiaries.

2.02

Note. Borrower’s indebtedness to Lender for the amount borrowed under the Line of Credit Loan and for interest accrued thereon shall be evidenced by Borrower’s promissory note to Lender, a form of which is attached hereto as Exhibit B (the “Line of Credit Note”).

2.03

Interest. Borrower agrees to pay interest on the Line of Credit from time to time as provided herein at the annual rate of five percent (5%), as more fully provided in the Term Note. As more fully described in the Line of Credit Note, accrued interest shall be due and payable (i) on the last day of each quarter, (ii) at final maturity of the Line of Credit, and (iii) on demand after such maturity. After the occurrence of an Event of Default, as defined in Section 6 below, and until such time that such Event of Default is cured, or after maturity or any acceleration of maturity of the Line of Credit, at Lender’s option, the interest rate applicable to the Line of Credit Note may be increased by 4 percent per annum and Borrower agrees to pay any such increased interest.

2.04

Repayment of Principal. Borrower agrees to repay the Line of Credit made hereunder in one final installment, comprising all then unpaid principal and accrued interest, at the final maturity date of the Term Loan, which will be October 31, 2006 (the “Maturity Date”) subject to acceleration

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upon the occurrence of an Event of Default. All or any part of the Loan may be repaid prior to the Maturity Date without penalty and may be re-borrowed from time to time but not in excess of $2,800,000.00 outstanding at any time. Payments shall be applied by Lender first to interest and then to principal.

3.	COLLATERAL; GUARANTY

3.01

Collateral. The repayment of all of Borrower’s indebtedness to Lender under either the Term Loan or the Line of Credit shall be secured by a first priority pledge and security interest (the “Security Interest”) in 400,000 shares of common stock of Turbon (the “Collateral”). Subject to Borrower’s receipt of a written consent from its existing secured lenders to the Security Interest in the Collateral, which Borrower represents and covenants that it can and will obtain and provide to Lender in no more than 15 days from the date hereof (the “Borrower’s Bank Consent), the Security Interests shall be created and perfected by way of a pledge of the Collateral to be held by Commerzbank in Germany, along with the execution of such  other collateral documents deemed necessary or advisable by Lender in its sole discretion each in form satisfactory to Lender, duly executed by Borrower (the “Collateral Documents”). Hereafter, Borrower shall from time to time execute and deliver to Lender such other documents in form and substance satisfactory to Lender, and perform such other acts, as Lender may reasonably request, to perfect and maintain valid Security Interests in the Collateral.

3.02

Guaranty. As a material inducement for Lender to enter into this Loan Agreement and to provide the loans set forth herein, this Loan Agreement and the making of the loans are conditioned upon the execution of the enclosed Guaranty attached hereto as Exhibit C (the “Guaranty”).

4.	REPRESENTATIONS AND WARRANTIES OF BORROWER

To induce Lender to enter into this Agreement, Borrower represents and warrants as follows:

4.01

Incorporation. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State indicated at the beginning of this Agreement, and Borrower is duly qualified or licensed and in good standing to do business as a foreign corporation in all jurisdictions in which the nature of Borrower’s business requires qualification.

4.02

Borrower’s Authorization. Subject to timely receipt of the Borrower’s Bank Consent, the execution, delivery and performance by Borrower of this Agreement, the Term Note, the Line of Credit Note and the Collateral

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Documents are within Borrower’s corporate powers, have been authorized by all necessary corporate action and do not and will not contravene Borrower’s Articles of Incorporation or Bylaws, violate any provision of law or result in a breach of or default under any other agreement to which Borrower is a party.

4.03

Litigation. Other than as currently disclosed by Borrower in filings with the Securities and Exchange Commission, there is no pending or threatened action, claim, investigation, lawsuit or proceeding against or affecting Borrower before any court, governmental agency, arbitrator or arbitration panel which if decided adversely to Borrower would have a material adverse affect on the financial condition or operations of Borrower (“Material Litigation”).

4.04

Financial Condition. The balance sheet of Borrower submitted to Lender or published to Borrower’s shareholders and the related statements of income and retained earnings for the fiscal year then ended fairly present the financial condition of Borrower as at such dates and the results of the operations of Borrower for the periods ended on such dates, all in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis, and since the date of such statements there has been no material adverse change in such condition or operations.

4.05

Liens. Subject to timely receipt of the Borrower’s Bank Consent, Borrower is the legal and beneficial owner of the Collateral, free from any lien, encumbrance, or restriction whatsoever, and has full power and authority to grant the liens and security interests in such property as collateral for its indebtedness.

4.06

Valid Obligations. This Agreement constitutes, and each of the Term Note, the Line of Credit Note and the Collateral Documents when delivered hereunder will be, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms.

4.07

Taxes. Borrower (i) has filed all tax reports and returns required to be filed, including but not limited to reports and returns concerning income, franchise, employment, sales and use, and property taxes; (ii) has paid all of its tax liabilities which were due on or prior to the date hereof; and (iii) is not aware of any pending investigation by any taxing authority or of any pending assessments or adjustments which would materially increase its tax liability.

4.08	Disclosure. No information, exhibit or report furnished by Borrower to Lender in connection with the negotiation of this Agreement contains any

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material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not misleading.

5.	REPRESENTATIONS AND WARRANTIES OF GUARANTOR

To induce Lender to enter into this Agreement, Guarantor represents and warrants as follows:

5.01	Incorporation. Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of the Province indicated at the beginning of this Agreement.

5.02

Guarantor’s Authorization. The execution, delivery and performance by Guarantor of the Guaranty is within Guarantor’s corporate powers, have been authorized by all necessary corporate action and do not and will not contravene Guarantor’s Articles of Incorporation or Bylaws, violate any provision of  law or result in a breach of or default under any other agreement to which Guarantor is a party.

5.03	Valid Obligation. The Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its respective terms.

6.	AFFIRMATIVE COVENANTS

So long as the Term Note, the Line of Credit Note or any other indebtedness of Borrower to Lender remains unpaid or Lender has any commitment to lend hereunder, Borrower will:

6.01	Accounting Records. Maintain adequate books and accounting records in accordance with GAAP, consistently applied, reflecting all financial transaction of Borrower.

6.02

Inspections. At any reasonable time and from time to time, permit any agents or representatives of Lender to examine and make copies of and abstracts from records and books of account of Borrower, to visit and inspect the properties of Borrower and to discuss the affairs, finances and accounts of Borrower with any of its officers or directors.

6.03

Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations and orders of any government authority, non-compliance with which would materially adversely affect its business or credit.

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6.04

Corporate Existence. Preserve and maintain its corporate existence and rights and franchises in its State of Incorporation, and all licenses necessary to do business; and qualify and remain qualified and in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its operation or ownership of its properties; and to maintain the ownership of Guarantor as a wholly owned subsidiary.

6.05

Notice of Significant Events. Promptly notify Lender in writing of 1) the occurrence of any Event of Default; 2) any change in its name, address, form of entity, or organizational or capital structure; or 3) the threat of or commencement of any Material Litigation.

7.	DEFAULT

If any of the following events shall occur, it shall be an event of default (“Event of Default”) unless and until cured by Borrower:

7.01

Non-Payment. After five (5) days written notice by Lender, Borrower fails to pay any principal of the Term Note or the Line of Credit or any other sums payable by Borrower to Lender pursuant to this Agreement when due, or Borrower fails to pay any interest on the Term Note or the Line of Credit after any such interest is due;

7.02

Representations. After the earlier to occur of five (5) days prior written notice by Lender or the date of actual knowledge of Borrower, any representation or warranty made by Borrower herein or in connection herewith proves to have been incorrect in any material respect when made or, in the case of the Borrower’s Bank Consent immediately following the 15 day period to obtain such consent;

7.03

Breach of Covenants. After the earlier to occur of five (5) days prior written notice by Lender or the date of actual knowledge of Borrower, Borrower fails to observe or comply with any of the covenants in Section 6 of this Agreement or in any Collateral Document;

7.04

Insolvency. Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for

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it or for any substantial part of its property and, if instituted against Borrower, shall remain undismissed for a period of thirty days; or Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection.

8.	REMEDIES

Upon the occurrence of any Event of Default, Lender shall have the right by notice to Borrower;

8.01	The Loan. To terminate its commitment to make the Term Loan or the Line of Credit;

8.02

Acceleration. To declare the outstanding Term Loan and Line of Credit balances and all interest accrued thereon and all other amounts payable under this Agreement to be immediately due and payable, whereupon all such indebtedness of Borrower to Lender shall become and be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; and

8.03	Other Rights. To exercise any other rights or remedies available to it whether under the Collateral Documents, the Guaranty or at law or in equity.

9.	MISCELLANEOUS

9.01

Waiver. No waiver by Lender or any amendment of any provision of this Agreement, nor any consent of Lender to any failure to comply with the terms hereof by Borrower, shall be effective unless made in writing and signed by Lender. No waiver by Lender of any default or of any right to enforce this Agreement shall operate as a waiver of any other default or of the same default on a future occasion, or of the right to enforce this Agreement on any future occasion. No delay in or discontinuance of the enforcement of this Agreement, not the acceptance by Lender of installments of principal or interest after the occurrence of any Event of Default, shall operate as a waiver of any default.

9.02

Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies afforded by any security agreement, promissory note or other agreement executed in connection herewith, or provided by law. Lender’s remedies may be exercised concurrently or separately, in any order, and the election of one remedy shall not be deemed a waiver of any other remedy.

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9.03	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender, Guarantor and their respective successors and assigns.

9.04	Governing Law. This Agreement shall be governed by and constructed in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

9.05

Notices. All notices, requests and demands given to or made upon either partly must be in writing and shall be deemed to have been given or made when personally delivered or two (2) days after having been deposited in the United States Mail, first class postage prepaid, addressed as follows:

If to Borrower:	Mr. William Smith, Chief Financial Officer

Adsero Corporation

2101 Nobel Street,

Sainte Julie, Quebec, Canada J3E 1Z8

If to Lender:	Aldo De Luca

Managing Director - Finance and Operations

Turbon International Inc.

2704 Cindel Drive

Cinnaminson, NJ 08077

9.06	Recitals. The recitals to this Agreement and any definitions set forth therein are made a part hereof and incorporated in this Agreement.

9.07

Entire Agreement. The following documents contain the entire agreement between the parties concerning the subject matter hereof: this Agreement, the Notes and the Collateral Documents (collectively, the “relevant document.Any representation, understanding or promise concerning the subject matter hereof, which is not expressly set forth in any of the relevant documents, shall not be enforceable by any party hereto or its successors or assigns. In event of any conflict or inconsistency between the terms of this Agreement and the terms of any other relevant document, the terms of this Agreement shall govern.

9.08	Severability. The unenforceability of any provision of this Agreement shall not affect the enforceability or validity of any other provision hereof.

9.09	JURY TRIAL WAIVER. LENDER AND BORROWER EACH IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING OF ANY ISSUE, CLAIM, COUNTERCLAIM OR OTHER CAUSE OF ACTION, WHETHER IN

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CONTRACT OR TORT, BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE CREDIT EXTENDED HEREUNDER, ANY COLLATERAL PROPERTY SECURING SUCH CREDIT, OR ANY OTHER AGREEMENT OR DEALINGS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

[The next page is the signature page.]

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IN WITNESS WHEREOF, the parties have executed this Agreement the date first stated above for the purposes set forth herein.

“BORROWER”	“LENDER”

ADSERO CORPORATION	TURBON INTERNATIONAL INC.

By: /s/ Yvon Léveillé	By: /s/ Al Deluca

Title: CEO	Title: Managing Director

“GUARANTOR”

TECKN-O-LASER GLOBAL COMPANY

By: /s/ Yvon Léveillé

Title: CEO

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